UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1501 Washington Street Braintree, Massachusetts		02184-7535
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 849-1800 ext. 4454

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                    Other Events

On November 30, 2004, the lawsuits which had been filed against Clean Harbors in November 2003 by four shareholders were voluntarily dismissed with prejudice by the lead counsel for the plaintiffs without any payment by Clean Harbors to the plaintiffs or their counsel.  The lawsuits, filed in the US District Court of Massachusetts, arose after Clean Harbors’ acquisition of the Chemical Services Division of Safety-Kleen Corp. in September 2002 and alleged securities law violations by Clean Harbors and certain present and former officers in reporting the effect of the acquisition on the financial performance of the Company.  Clean Harbors has consistently maintained that the Company and its present and former officers conducted themselves in compliance with relevant securities laws during the period in question.  The cases were never certified as a class action, and the plaintiffs voluntarily dismissed their cases by means of a voluntary stipulation of dismissal without financial consideration and with mutual release of all claims.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN HARBORS, INC.
(Registrant)

December 3, 2004	/s/ MARK S. BURGESS
Executive Vice President and
Chief Financial Officer